EXHIBIT 99

TD Banknorth Analyst Conference August 3, 2005 Bill Ryan Chairman, President and CEO Peter Verrill Chief Operating Officer Building on Strength

This presentation contains certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth. Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth's operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth's forward-looking statements. TD Banknorth does not undertake any obligation to update these forward- looking statements to reflect events or circumstances that occur after the date on which such statements were made. Note on Forward-Looking Information

Today's Agenda Overview of TD Banknorth Bill Ryan Peter Verrill Hudson United Steve Boyle Wendy Suehrstedt Commercial Lending/Risk Management John Fridlington Ed Schreiber Questions and Answers

Who is TD Banknorth Inc.? Headquartered in Portland, Maine Approximately 55% owned by TD Bank Financial Group (TD) Over 7,800 employees $32 billion in assets as of 6/30/05 More than 1.3 million households throughout New England and upstate New York Diversified loan and deposit base with emphasis on retail and commercial banking, investments and insurance Community-banking model based on local decision-making and superior service Poised for growth

Our vision is to be the premier community financial services company in the Northeast ... TD Banknorth Vision - Simple & Clear

Solid Financial Services Franchise in New England and New York Nearly 400 branches and 550 ATMs 30 Wealth Management offices 71 Bancnorth Investment Group offices* 27 Banknorth Insurance Group offices Current TD Banknorth Branch Locations 60 Maine 68 New Hampshire 161 Massachusetts 44 Connecticut 36 Vermont 27 New York *Based on number of reps. housed in the branches as well as in centralized locations. In association with Bancnorth Investment Group Inc., a subsidiary of PrimeVest Financial Services, Inc.

Litchfield Hartford Tolland Windham New London Middlesex New Haven Fairfield Hudson United TD Banknorth ME NY NH VT MA CT NJ PA RI Hartford Philadelphia Boston Significant Expansion in CT and Natural Extension into the Mid-Atlantic Region

Community Banking Model Bank presidents in each state responsible for all major decisions affecting their customers and communities; Local decision-making authority and loan authority; React and make decisions quickly; Superior local service; Target both the middle/small business commercial market and consumer market; Deposit gathering focused on core deposits; Cross sell additional services including insurance and investments.

How We're Organized Peter Verrill Carol Mitchell David Ott Mickey Greene Wendy Suehrstedt John Fridlington Finance Human Resources Bank Presidents Insurance Retail Banking Commercial Lending Risk Management Facilities Small Business Wealth Management Direct Banking Large Corporate/ABL Technology Legal Mortgage Investment Planning Electronic Banking Leasing Operations Marketing International eCommerce Cash Management Investor Relations Strategic Planning Government Banking Consumer Lending Merchant Services Bill Ryan

Consistently Strong Performance 10 consecutive years of operating EPS growth; Strong profitability 29% cash ROE as of 6/30/05 51% cash efficiency ratio as of 6/30/05 Consistent, strong core loan and deposit growth; Low-risk fee income growth with emphasis on loan and deposit fees, investment and insurance agency revenue; Superior asset quality.

What Differentiates TD Banknorth? Strong management team with a proven track record. We do what we say we'll do. Well-positioned for both organic and acquisition growth in higher growth markets in the Northeast. Access to capital to implement growth strategy as part of TD. Superior asset quality.

Do What We Say We'll Do... On March 1, 2005, sold 51% of the company to TD; As a result of TD Banknorth buybacks completed in March of 2005, TD now owns approximately 55% of the company; Strategic rationale of the sale to TD was to allow us to continue to grow in New England and potentially beyond; With the recent announcement of the acquisition of Hudson United Bancorp, we are doing exactly what we told you we would do.

Key Performance Measures 2000 -2004 Peter Verrill Chief Operating Officer

Strong Loans & Deposit Growth Loans 2000 10.8 2001 12.7 2002 14.1 2003 16.3 2004 18.6 2004 5-yr. CAGR 13.6% Loans $ Billions Deposits 2000 12.1 2001 14.2 2002 15.7 2003 17.9 2004 19.2 2004 5-yr. CAGR 10.4% Deposits $ Billions 8.57% 7.97% 6.69% 5.29% 5.65% 4.13% 3.51% 2.05% 1.08% 1.34% Loan and Lease Yields Interest-Bearing Deposit Rates

Commercial Loans by State 2002 - 2004 Source: TD Banknorth 2004 10-K. Source: TD Banknorth 2004 10-K.

Loans by Type 2002 - 2004 Source: TD Banknorth 2004 10-K. Source: TD Banknorth 2004 10-K.

Deposits by Type 2002 - 2004 Source: TD Banknorth 2004 10-K.

Other Income Growth and Improved Efficiency Other income 2000 226.6 2001 239.2 2002 267.2 2003 324.7 2004 347.5 2004 5-yr. CAGR 12.7% Noninterest income (excluding securities gains/(losses) $ Millions Efficiency ratio 2000 0.5281 2001 0.5219 2002 0.5248 2003 0.5094 2004 0.504 Cash efficiency ratio Cash Efficiency Ratio excludes securities gains/(losses), merger and consolidation costs, prepayment penalties on borrowings, and amortization of intangible assets.

Diversified Noninterest Income Source: TD Banknorth 2004 10-K.

Solid Earnings Growth Net Income 2000 252 2001 267 2002 312 2003 362 2004 402 Cash Operating Earnings* $ Millions 2004 5-yr. CAGR 11.4% * Earnings excluding merger and consolidation costs, deleveraging losses and the amortization of identifiable intangible assets.

2000 2001 2002 2003 2004 Excl. Merger/Consolidation Costs 1.74 1.88 2.09 2.21 2.31 GAAP 1.32 1.68 1.99 2.15 1.75 Cash Operating Earnings* GAAP * Earnings excluding merger and consolidation costs, deleveraging losses and the amortization of identifiable intangible assets. EPS Growth Per Diluted Share

Strong Asset Quality Total Assets 2000 0.0037 2001 0.0039 2002 0.0029 2003 0.0024 2004 0.0028 NPA's as a % of Total Assets Average Loans 2000 0.0024 2001 0.0033 2002 0.0029 2003 0.0024 2004 0.0021 Net charge-offs as a % of Avg. Loans NPA's as a % of Total Assets have remained relatively stable while Total Assets have increased by 57% from 2000-2004.

History of Successful Acquisitions Acquisitions are a core competency TD Banknorth utilizes a disciplined and conservative acquisition model Acquisitions must be accretive in the first full year All acquisitions have met or exceeded financial targets Completed 25 acquisitions since 1987 10 acquisitions completed since 2000 in higher growth markets of Massachusetts and Connecticut 11 insurance agency acquisitions since 1997. Same integration team has been working together for the past 15 years

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of "cash basis" performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as security gains and prepayment penalties incurred in connection with deleveraging strategies. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Note on Non-GAAP Financial Information

This presentation may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of TD Banknorth and shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to shareholders of TD Banknorth and shareholders of Hudson United. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, from TD Banknorth, Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Investor Relations, or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations. TD Banknorth, Hudson United and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding TD Banknorth's directors and executive officers is available in TD Banknorth's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 20, 2005, and information regarding Hudson United's directors and executive officers is available in Hudson United's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Additional Information about the Transaction

(In thousands, except per share data)						YTD
	2000	2001	2002	2003	2004	June 05

Net income before extraordinary item and cumulative effect of accounting change	$191,734	$242,982	$298,638	$350,759	$304,643	$129,671
Add back merger and consolidation costs, net of tax
Merger related	27,305	2,460	7,486	5,710	40,765	26,865
Securities restructuring	10,331	—	—	—	51,560	41,453
Change in unrealized loss on derivatives	—	—	—	—	—	(4,332)
Branch closings	902	1,272	(260)	(35)	—	—
Charter consolidation	—	633	2,340	—	—	—
Write-down (adjustment) of auto lease residuals	2,405	580	—	(400)	(370)	—
Contract termination — merchant processing	2,009	—	—	—	—	—

Excluding merger and consolidation costs, securities restructuring, and change in unrealized loss on derivatives	$234,686	$247,927	$308,204	$356,034	$396,598	$193,657
Amortization of intangibles, net of tax	17,423	18,434	4,220	5,815	5,608	27,241

Cash basis, excluding merger and consolidation costs, securities restructuring, change in unrealized loss on derivatives, and amortization of intangibles	$252,109	$266,361	$312,424	$361,849	$402,206	$220,898

Diluted earnings per share, before extraordinary item and cumulative effect of accounting change	$1.32	$1.68	$1.99	$2.15	$1.75	$0.72
Effects of merger and consolidation costs, net of tax	0.30	0.07	0.07	0.03	0.23	0.15

Excluding merger and consolidation costs	$1.62	$1.75	$2.06	$2.18	$1.98	$0.87
Effects of change in unrealized loss on derivatives	—	—	—	—	—	(0.02)
Effects of deleveraging, net of tax	—	—	—	—	0.30	0.23

Excluding merger and consolidation costs, securities restructuring, and change in unrealized loss on derivatives	$1.62	$1.75	$2.06	$2.18	$2.28	$1.08
Amortization of intangibles, net of tax	0.12	0.13	0.03	0.03	0.03	0.15

Cash basis, excluding merger and consolidation costs, securities restructuring, change in unrealized loss on derivatives, and amortization of intangibles	$1.74	$1.88	$2.09	$2.21	$2.31	$1.23

Non Interest Income	$211,188	$240,505	$274,508	$367,159	$339,799	$142,891
Net gains(losses) on sales of securities	(15,456)	1,329	7,282	42,460	(7,701)	(49,036)
Lower of cost or market adjustments	—	—	—	—	—	(7,114)
Change in unrealized loss on derivatives	—	—	—	—	—	6,664

Excluding net securities gains (losses)	$226,644	$239,176	$267,226	$324,699	$347,500	$192,377

Efficiency Ratio	61.67%	55.34%	54.10%	53.09%	60.09%	68.41%
Effects of securities gains and prepayment penalties on borrowings	1.15%	-0.08%	-0.37%	-0.69%	-5.16%	-6.02%
Effect of merger and consolidation costs	-7.48%	-0.67%	-0.64%	-0.69%	-3.88%	-5.52%
Effects of change in unrealized loss on derivatives	—	—	—	—	—	0.66%

Excluding securities gains, prepayment penalties on borrowings, change in unrealized loss on derivatives, and merger and consolidation costs	55.34%	54.59%	53.09%	51.71%	51.05%	57.53%
Effects of amortization of intangibles	-2.53%	-2.40%	-0.61%	-0.77%	-0.67%	-6.30%

Cash basis, excluding securities gains, prepayment penalties on borrowings, change in unrealized loss on derivatives, merger and consolidation costs, and amortization of intangibles	52.81%	52.19%	52.48%	50.94%	50.38%	51.23%

26

Hudson United...A Platform for Growth August 3, 2005 Steve Boyle Chief Financial Officer Wendy Suehrstedt EVP and Chief Retail Banking Officer Building on Strength

This presentation contains certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth. Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth's operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth's forward-looking statements. TD Banknorth does not undertake any obligation to update these forward- looking statements to reflect events or circumstances that occur after the date on which such statements were made. Note on Forward-Looking Information

Hudson United TD Banknorth ME NY NH VT MA CT NJ PA RI Hartford Philadelphia Boston Hudson United... More Than Just the Map! But the map is pretty good!

What's Been Covered to Date Great Markets Wealth Growth Diversity Break-out of New England creates more options Organic growth - existing locations De Novo fill-in Acquisitions - small, large, north, south, east or west

Additional Detail on the Hudson Transaction Solidly commercial franchise Nominal mortgages Lower than average CDs Correct entry into a competitive market; Cost saves achievable; Franchise investment plan more than sufficient; Significant revenue enhancements exist

Source: Company filings. Data as of or for the quarter ended March 31, 2005. Note: Combined numbers do not include purchase accounting or pro forma adjustments. C&I Loans Comprise 45% of Hudson United's Total Loan Portfolio

Source: Company filings. Data as of or for the quarter ended March 31, 2005. Note: Combined numbers do not include purchase accounting or pro forma adjustments. Hudson United Has a Commercial Bank Deposit Base That is Similar to TD Banknorth's

Hudson United Peer Analysis - Deposit Base More Like a Commercial Bank Deposit Base More Like a Commercial Bank Deposit Base More Like a Commercial Bank

Correct Entry into Competitive Markets Fixed costs already positioned Capacity to handle substantially more volume Modest rate-sensitive base to disintermediate Generally good locations and facilities (excepting deferred maintenance) BNK retail team visited 95% of Hudson locations during due diligence Can/will achieve scale as we have in CT/MA Allows for: Aggressive pricing, product set Excellent return on variable investments

Similar Experience in MA and CT Source: Lehman Bros.

Hudson United Average Branch Size Source: SNL Financial. Data as of June 30, 2004. Includes Bergen, Passaic, Essex and Hudson counties. Includes Orange, Dutchess, Westchester, Putnam, Ulster, Rockland and Sullivan counties. Market Hudson United ($ in millions) Market Average ($ in millions) Connecticut $38.5 $61.9 Northern New Jersey (1) $30.7 $69.0 Hudson River Valley (2) $40.4 $62.0 Philadelphia MSA $22.7 $54.7 Average deposits per TD Banknorth branch are $51 million.

Cost Saves Realistic - In Line With Other Recently Announced Deals Note: Includes all transactions announced since 1/1/03 with deal value between $1 billion and $10 billion and with cost saves disclosed.

Cost Saves Consistent with Our Experience

Cost Saves Achievable Our efficiency ratio is 50.5%; Hudson United's is 55.7% Pro forma efficiency ratio is 49.4% including the retail franchise investments Approximately 45% of Hudson United's core non-interest expense are in support and overhead areas Assuming 50% cost saves in support areas require only 5% from branch consolidation and line efficiencies. Back office salaries and occupancy in Maine are 25% lower than NJ. Maine tax incentives also reduce cost

Revenue Enhancements - Retail General - Add focus, stability, products and marketing/brand awareness to Hudson United Specifically: Introduce free checking Currently 81% of BNK's new checking accounts and 79% of BNK's checking base Hudson United Checking and Banking fees are currently 60bp of deposits; BNK's are 88 bps. Emphasize Home Equities, currently 9% of Hudson United's outstandings vs. BNK's 17% Expand indirect auto - 4% of outstandings for Hudson United vs. BNK 9%

Revenue Enhancements - Commercial General - Build on solid base by adding credit support and additional lenders Specifically: Introduce swap program - currently 37bps of commercial loans at BNK Add lenders to improve loan growth - Hudson United 8% vs. BNK's 10% Combined balance sheet will allow for larger loans Expand trade finance product set with TD Flatiron to finance TD Banknorth Insurance Group customers

Revenue Enhancements - other BNK is significantly larger in insurance, wealth management, and investment planning (8% of BNK's revenue vs. 1% for Hudson United) BNK has capital to back growth of Hudson Untied niche businesses: - Flatiron - insurance premium finance - Shoppers Charge - white label credit cards

Buyback Update Excess capital is available for share buybacks; Management believes that opportunities will exist for TD Banknorth to repurchase shares; However, the SEC's Reg M prohibits repurchases during specified periods following the announcement of a stock acquisition; In addition, the safe harbor provisions of Rule 10b-18 are not available until completion of the transaction; As such, we do not intend to purchase TD Banknorth stock until after the completion of the Hudson United transaction.

Summary Comfortable with assumptions in the model Confident that this is the right entry point into NY metro market Enhances our strategic options When executed should provide meaningful opportunities for accelerated organic growth

Hudson United It's All About Execution! Wendy Suehrstedt EVP and Chief Retail Banking Officer

Successful Conversion Long history of successful conversion efforts Several previous successful conversions of financial institutions of the same or greater proportional magnitude Bank of New Hampshire 35% of PHFG deposit base CFX 40% of PHFG deposit base Banknorth 44% of PHFG deposit base Hudson United 33% of BNK deposit base Large acquisition readiness review Review of process and governance Infrastructure readiness Departmental assessments

Build a Strong Team Retain strong personnel *Saratoga Institute Human Capital Benchmarking Report 2000. Hudson United top 3 reasons for leaving: Turnover of Retail leadership No compensation structure No career path TD Banknorth 2004 Hudson United 2004 Benchmark 2000* Total Turnover 20.2% 36.6% 24.9% Total Exempt 11.8% 24.4% 14.7% Total nonexempt 24.9% 45.2% 32.4% Total Retail Turnover 27.1% 45.3% Total Retail Exempt 11.5% 29.0% Total Retail Nonexempt 31.1% 53.5%

Build a Strong Team Ensure appropriate staffing is in place to grow Estimated additional incentive spend: Estimated base pay adjustment spend: Estimated additional sales staff spend: TD Banknorth Hudson United Deposits per Retail Employee $6.2MM $4.9MM $5,000,000-$8,000,000

Build Strong Brand and Name Awareness TD Banknorth successful track record 2002 2004 % Change Massachusetts Name Recognition 52.5% 76.3% 45% Connecticut Name Recognition 18.4% 46.8% 154% Total MA/CT Marketing Spend $3,200,000 $4,050,000 26.5%

Build Strong Brand and Name Awareness ___________________________ Most recent fiscal year reported. 3

Build Strong Brand and Name Awareness Incremental marketing expense increase scenarios: 13.3 bp of 12/04 deposits $8,275,000 13.3 bp on $10.2B deposit base $13,500,000 ($50MM average deposit base per branch, 204 branches) Incremental increase over 2004 marketing spend: $1,400,000-$6,600,000 Incremental increase over 3-yr average annual marketing spend: $3,000,000-$8,300,000

Build on Commercial Success Core Hudson United Commercial Business Strong management Solid results Commercial loan outstanding balance growth 2002 5.4% 2003 16.3% 2004 5.5%

Build on Commercial Success TD Banknorth proven track record of consistent commercial success TD Banknorth commercial recruitment success: 26 experienced lenders added since January, 2003 to maximize market opportunity. Commercial loan outstanding balance growth excluding acquisition impact Commercial loan outstanding balance growth including acquisition impact 2002 11.5% 18.4% 2003 10.4% 13.6% 2004 10.3% 15.5%

Build on Specialty Business Success Private Label Credit Card Strong management Strong results Insurance Premium Financing Strong management Strong results

Enhance Retail Sales Culture Increase sales training Additional $300,000 spend would even the training investment per Retail employee. Establish sales goals Establish supporting incentive plan, reward & recognition programs Strengthen sales management, coaching skills, process Track and monitor results TD Banknorth 2004 Hudson United 2004 Total training spend per Retail employee $1,350 $1,110

Enhance Retail Sales Culture TD Banknorth successful track record Connecticut Same Store Sales Growth Connecticut Same Store Sales Growth Qtr 3 & 4 2004 vs. Qtr 3 & 4 2003 DDA Account Openings 12.7% DDA Deposit Growth 53.5% Consumer Loan Originations 10.0% Small Business Loan Originations 50.9%

Underscore Strong Customer Service TD Banknorth outperforms the competition as a whole on all touch points TD Banknorth outperforms the competition as a whole on all touch points 100% 80% 60% 40% 20% 0% Overall Satisfaction Branch Teller Online ATM IVR Branch Branch Telephone Problem Touch Point Satisfaction (%8-10) - Customers v. All Non-customers 2005: Customers 2005: Non-customers 87% 92% 91% 91% 90% 89% 89% 86% 40% 83% 88% 90% 88% 87% 84% 87% 82% 35%

Underscore Strong Customer Service TD Banknorth's Problem Resolution efforts outperform those of our competitors' 100% 80% 60% 40% 20% 0% Problem Resolution Overall Friendly-Staff showing a genuine interest in solving your problem Convenient- Ease of reaching someone to help you Integrated- Knowing who to contact to resolve your problem Knowledgeable -Staff understanding of what to do Simple-Ease of process Responsive- Staff taking responsibility to resolve the problem Accuracy (Reliable)- Correctly resolving the problem the first time Timeliness (Reliable)- Speed in which the problem was resolved 41% 60% 60% 56% 52% 51% 49% 48% 46% 35% 42% 56% 34% 31% 28% 40% 33% 26% 41% 60% 60% 56% 52% 51% 49% 48% 46% 35% 42% 56% 34% 31% 28% 40% 33% 26% Problem Resolution Feature High Scores (%8-10) - Customers v. Non-customers 2005: Customers 2005: Non-customers 2005: Non-customers

Ensure Strong Regulatory Compliance TD Banknorth successful track record TD Banknorth feels it is in satisfactory compliance with respect to Bank Secrecy ACT/Anti-Money Laundering as well as all other regulations TD Banknorth transitionary compliance oversight Conduct testing for compliance with BSA/AML and CIP Conduct quarterly testing for data integrity Consult with Hudson United regarding scope and timing of other compliance testing

Retail Investment Early thoughts on likely incremental investments to ensure success: Annual Incremental Expense Marketing & Promotions $4,000,000-$8,000,000 Base Pay Adjustments/Incentives/Staff Adds $5,000,000-$8,000,000 Bricks & Mortar Improvements $1,000,000-$3,000,000 TOTAL $10,000,000-$19,000,000

Hudson United - Summary Hudson represents a significant market expansion opportunity; TD Banknorth can improve and grow the Hudson franchise; Hudson represents a low-risk transaction; and A sound investment.

Questions & Answers

This presentation may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of TD Banknorth and shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to shareholders of TD Banknorth and shareholders of Hudson United. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, from TD Banknorth, Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Investor Relations, or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations. TD Banknorth, Hudson United and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding TD Banknorth's directors and executive officers is available in TD Banknorth's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 20, 2005, and information regarding Hudson United's directors and executive officers is available in Hudson United's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Additional Information about the Transaction

Commercial and Consumer Lending & Risk Management August 3, 2005 John Fridlington Chief Lending Officer Edward Schreiber Chief Risk Officer Building on Strength

This presentation contains certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth. Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth's operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth's forward-looking statements. TD Banknorth does not undertake any obligation to update these forward- looking statements to reflect events or circumstances that occur after the date on which such statements were made. Note on Forward-Looking Information

Lending Overview Nominal turnover in lending staff Senior lending positions have extensive experience Solid growth of the commercial portfolio Sustained growth of the consumer portfolio

Portfolio Information Average size loan relationship is approximately $850 thousand Number of borrowers: 17,767 Geographic distribution MA and CT markets represent 56% of outstandings Asset based lending & corporate lending

TD Banknorth Board Risk Committee Approval Limits No approval needed, just notification for 1 and 2 rated credits $20MM for 3,4,5 rated credits $15MM for 3,4,5 rated credits with significant policy exceptions $15MM for 6 rated credits Any credit relationship exceeding "hold limits" Loan Approval Process Non - Committee Approval Less than $2.5 million - Signature Authority $2.5 million - $7.5 million - Local Management Loan Committee $7.5 million - $15 million - Senior Credit Committee

TD Banknorth's House Hold Limits $40 million for 1,2,3 rated credits $30 million for 4 rated credits $25 million for 5 rated credits $20 million for 6 rated credits Overall aggregate hold limit of $60 million Loan Approval Process - continued

Top Relationships Twenty largest relationships Asset range from $54 million to $24 million Nonperforming Top 15 range from $4.4 million to $719 thousand Top industries Services Manufacturing - durable and non-durable Investment real estate: Office buildings and apartments Construction

Risk Management Organization at TD Banknorth Departments included in Risk Management are; Loan Review Audit Compliance Credit Administration Appraisal Retail Credit Risk Portfolio Management & MIS Treasury and Operational Risk

Risk Management Overview (Credit) Seasoned Senior Credit Administration Staff Independent of the Lending Staff Staff is positioned throughout the footprint Strong working relationship with the lending staff

Portfolio Concentrations C & I = 42% of outstandings & unfunded commitments CRE Owner = 22% of outstandings & unfunded commitments CRE Investment = 36% of outstandings & unfunded commitments To assist in the management of concentrations, TD Banknorth has developed: "White Paper Process" Construction Data Base Commercial Data Base

Asset Quality at TD Banknorth Problem loan levels continue to remain stable Watch Credit loan levels continue to show minor changes over the last year Rate of downgrades within pass grades remains stable